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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

         Date of Report: (Date of earliest event reported) May 22, 1997


                           KILROY REALTY CORPORATION
             (Exact name of registrant as specified in its charter)

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
         MARYLAND                COMMISSION FILE: 1-12675                95-4598246
(State or other jurisdiction                                 (I.R.S. Employer Identification No.)
    of incorporation or
       organization)
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      2250 EAST IMPERIAL HIGHWAY
        EL SEGUNDO, CALIFORNIA                                90245
(Address of principal executive offices)                   (Zip code)

       Registrant's telephone number, including area code: (213) 772-1193


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On June 3, 1997, Kilroy Realty Corporation (collectively with its subsidiaries, the "Company") completed a series of transactions in which it acquired a portfolio of office and industrial properties, an office complex and an industrial building with an aggregate of approximately 1,220,000 rentable square feet. All three purchases were from unaffiliated entities. The Company used working capital to finance each of the acquisitions.

ACQUISITIONS OF SIGNIFICANT PROPERTIES

     The following property acquisitions are deemed significant pursuant to the rules governing the reporting of transactions on Form 8-K, under Rule 3-14 of Regulation SX under the Securities Exchange Act of 1934 ("Significant Acquisitions").

     On June 3, 1997 the Company acquired sixteen office and industrial buildings comprising approximately 785,900 rentable square feet in the aggregate, and approximately 10 acres of land. The properties were purchased from Mission Land Company for approximately $44,000,000 in cash, based on arms length negotiations. Seven of the buildings are located in Brea, California (the "Brea Buildings"), and contain approximately 276,300 aggregate rentable square feet. The Brea Buildings are presently 98% occupied with an average annual rent per square foot of $5.73. The quoted market rental rate for industrial buildings in Brea is $6.60 per square foot. Six of the buildings are located in Garden Grove, California (the "Garden Grove Buildings"), and contain approximately 276,000 aggregate rentable square feet. The Garden Grove Buildings are presently 98% occupied with an average annual rent per square foot of $5.40. The quoted market rental rate for industrial buildings in Garden Grove is $5.40 per square foot. Two of the buildings are located in Torrance, California (the "Torrance Buildings"), and contain approximately 80,000 aggregate rentable square feet. The Torrance Buildings are presently 100% occupied with an average annual rent per square foot of $9.83. The quoted market rental rate for office buildings in Torrance is $10.20 per square foot. The last building is located in Ontario, California (the "Ontario Building"), and contains approximately 153,600 rentable square feet. The Ontario Building is presently 100% occupied by one tenant at an annual rental rate of $2.82 per square foot. The quoted market rental rate for industrial buildings in Ontario is $3.60 per square foot. In connection with the acquisition, the Company also purchased ten acres of undeveloped land located in Brea, California.

     On May 22, 1997 the Company acquired an office complex in Camarillo, California comprised of four office buildings with 276,200 aggregate rentable square feet on approximately 20.0 acres of land. The complex is presently 100% occupied by one tenant at an annual rental rate of $9.37 per square foot. The quoted market rental rate is $9.96 per square foot. The properties were purchased from Camarillo Partners for approximately $24,000,000 in cash, based on arms length negotiations.

OTHER PROPERTY ACQUISITIONS

     Although the following property acquisition is not considered a Significant Acquisition, this acquisition, considered in the aggregate with the Significant Acquisitions presented above, may be considered to be material in nature.

     On May 5, 1997 the Company acquired an industrial building located in Irvine, California which contains approximately 157,500 rentable square feet. The property is presently 100% occupied by one tenant at an annual rental rate of $6.90 per square foot.

                                      S-1
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The quoted market rental rate is $9.60 per square foot. The property was purchased from Limar Realty Corp. for approximately $12,000,000 in cash, based on arms length negotiations.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

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
                DESCRIPTION
                -----------
(a)      Financial statements of properties acquired.

         It is impracticable to provide the required financial statements at the time of the filing of this report. The required financial statements for the acquired properties will be filed within 60 days.

(b)      Pro forma financial information.

         It is impracticable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed within 60 days.

(c)      Exhibits
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
EXHIBIT
  NO.
-------
10.11    Purchase and Sale Agreement and Joint Escrow Instructions by and
         between Mission Land Company, and Mission-Vacaville, L.P. and Kilroy
         Realty, L.P.

10.12    Agreement of Purchase and Sale and Joint Escrow Instructions by and
         between Camarillo Partners and Kilroy Realty, L.P.
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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

                                    KILROY REALTY CORPORATION



Date: June 5, 1997                  By    /s/ Ann Marie Whitney
      ------------                     --------------------------------------
                                       Name:  Ann Marie Whitney
                                       Title: Vice President and Controller

                                      S-2
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                                 EXHIBIT INDEX
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

EXHIBIT
  NO.    DESCRIPTION
-------  -----------
10.11    Purchase and Sale Agreement and Joint Escrow Instructions by and
         between Mission Land Company, and Mission-Vacaville, L.P. and Kilroy
         Realty, L.P.

10.12 Agreement of Purchase and Sale and Joint Escrow Instructions by and between Camarillo Partners and Kilroy Realty, L.P.
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